As filed with the Securities and Exchange Commission on June 1, 1995.
                                             Registration No. 33-89590



                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                   AMENDMENT NO. 2
                                          TO
                                       FORM S-3
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933


                            TOP SOURCE TECHNOLOGIES, INC.
                (Exact name of registrant as specified in its charter)

     DELAWARE                                        84-1027821
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                  Identification No.)

             2000 PGA Boulevard, Suite 3200, Palm Beach Gardens, FL 33408
                                    (407) 775-5756
   (Address, including zip code, and telephone number,including area code, of registrant's principal executive offices)

                         Mr. Stuart Landow, President
                         TOP SOURCE TECHNOLOGIES, INC.
                         2000 PGA Boulevard, Suite 3200
                         Palm Beach Gardens, FL 33408
                         (407) 775-5756
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         Copy to:

                         Michael D. Harris, Esq.
                         Cohen, Chernay, Norris, Weinberger & Harris
                         712 U.S. Highway One, Fourth Floor
                         P.O. Box 13146
                         North Palm Beach, Florida  33408-7146
                         (407) 844-3600

          Approximation date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                                      [ ]
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                                      [X]
          The combined Prospectus contained herein also relates to Registration Statements File Numbers 33-57212, 33-63830 and 33-68092.

                          CALCULATION OF REGISTRATION FEE


                                     Proposed     Proposed
                                     maximum      maximum
     Title of each class             offering      aggregate    Amount of
       of securities   Amount to be price per       offering   registration
     to be registered   registered    share           price         fee

     Common Stock         68,000      $6.75(1)<F1>   $459,000       $ 158.28
     ($.001 par value)




          TOTAL REGISTRATION FEE                                $ 158.28(2)<F2>




 (1)<F1> Estimated solely for the purpose of computing the registration fee based on the average of the high and low price of the Registrant's common stock in the consolidated reporting system on the American Stock Exchange on February 15, 1995.

 (2)<F2> Paid in connection with the filing of the original Registration Statement on February 17, 1995.




          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                      ii


                            TOP SOURCE TECHNOLOGIES, INC.
                                CROSS REFERENCE SHEET


     Form S-3 Item Numbers and Caption                  Heading in Prospectus

     1.   Forepart of the Registration Statement and
            Outside Front Cover of Prospectus  . . .   Cover  Page  of Form  S-3
                                                       and    Cover   Page    of
                                                       Prospectus

     2.   Inside Front and Outside Back Cover Pages of
            Prospectus . . . . . . . . . . . . . . .   Inside Front  and Outside
                                                       Back   Cover   Pages   of
                                                       Prospectus

     3.   Summary Information, Risk Factors  . . . .   Not Applicable and
          and Ratio of Earning to Fixed Charges        Risk Factors

     4.   Use of Proceeds  . . . . . . . . . . . . .   Cover Page of Prospectus

     5.   Determination of Offering Price  . . . . .   Cover Page of Prospectus

     6.   Dilution . . . . . . . . . . . . . . . . .   Recent Developments

     7.   Selling Security Holders . . . . . . . . .   Selling Stockholders

     8.   Plan of Distribution . . . . . . . . . . .   Cover Page of  Prospectus
                                                       and Plan of Distribution

     9.   Description of Securities to be Registered   Documents Incorporated by
                                                       Reference

     10.  Interests of Named Experts and Counsel . .   Legal Matters and Experts

     11.  Material Changes . . . . . . . . . . . . .   Not Applicable

     12.  Incorporation of Certain Information . . .   Documents Incorporated by
          By Reference                                 Reference

     13.  Disclosure of Commission Position on   . .   Part II
          Indemnification for Securities Act Liabilities

     14.  Other Expenses of Issuance and Distribution
                                                       Part II

     15.  Indemnification of Directors and Officers    Part II

     16.  Exhibits and Financial Statement Schedules   Part II

     17.  Undertakings . . . . . . . . . . . . . . .   Part II



                                     iii


                      Preliminary Prospectus dated May 31, 1995
                                Subject to Completion

                                     PROSPECTUS

                            TOP SOURCE TECHNOLOGIES, INC.

          This Prospectus relates to an aggregate of 2,961,982 shares of common stock, $.001 par value per share and 20,200 warrants exercisable at $4.00 (collectively the "Securities") of Top Source Technologies, Inc. (the "Company") being offered for sale by certain stockholders of the Company (the "Selling Stockholders"). Collectively, the shares of common stock being offered by the Selling Stockholders is 14.2% of the shares
     outstanding  as of May  23, 1995.   Prior to this  offering, the Company's
     officers, directors and principal stockholders beneficially own 24.2% of the Company's common stock assuming exercise of vested options and warrants. Upon completion of this offering and assuming all shares offered hereby are sold, the Company's officers, directors and principal stockholders will beneficially own 15.5% of the Company's common stock assuming exercise of vested options and warrants. One principal stockholder, Ganz Capital Management, Inc. ("Ganz Capital") is a registered investment advisor. As the result of investment power over the accounts of its clients, it and its affiliates are the beneficial owners of 3,827,540 shares of common stock of which 1,508,800 shares are being offered for sale pursuant to this Prospectus. See "Recent Developments". On May 23, 1995, the closing price of the Company's stock on the American Stock Exchange was $5 5/8.


          All of the Securities are offered for the respective accounts of the Selling Stockholders as listed in this Prospectus under "Selling Stockholders". This Prospectus will also cover sales of less than 500 shares by donees and pledgees of the Selling Stockholders. The Company

                                       1



     will receive none of the proceeds from the sale of the shares of common stock by the Selling Stockholders. However, the Company will receive a maximum of approximately $467,500 in connection with the exercise of 339,500 options and 80,200 warrants, the underlying shares of which are covered by this Prospectus. Such proceeds will be used for general corporate purposes. All of the expenses of this offering, estimated at $33,500, will be borne by the Company.

          The Company has been advised by the Selling Stockholders that the Securities may be offered and sold from time to time by or on behalf of the Selling Stockholders, in or through transactions or distributions (including crosses and block transactions) on the American Stock Exchange or in the over-the-counter market at market prices prevailing at the time of sale, or at negotiated prices, and in connection therewith commissions may be paid to brokers. Brokers participating in such transactions may act as agents for the Selling Stockholders. The Selling Stockholders, and any brokers participating in this offering may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by them may be deemed to be underwriting compensation.

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS".



     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                       2


                                AVAILABLE INFORMATION

          The  Company  is  subject to  the  informational  requirements  of the
     Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the Public Reference Room maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60604-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of this material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

          The Company has filed with the Commission four Registration Statements under the Securities Act of 1933 with respect to the Securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statements certain parts of which are omitted in accordance with the rules of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration

                                       3

     Statements including  the exhibits.
     Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statements each such statement is qualified in all respects by reference to the applicable document filed with the Commission.

          The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (other than exhibits). Requests should be directed to the Company at its principal executive offices, 2000 PGA Boulevard, Suite 3200, Palm Beach Gardens, Florida 33408, telephone (407) 775-5756.

                                       4

                         DOCUMENTS INCORPORATED BY REFERENCE

          On October 6, 1992, the Company's change of domicile merger from Colorado to Delaware became effective. Top Source, Inc., a Colorado corporation merged into its wholly-owned subsidiary Top Source Technologies, Inc., formerly known as Top Source, Inc., a Delaware corporation. The specifics of the merger are described in the Form 8-B filed with the Commission on November 14, 1992, which is specifically incorporated by reference into this Prospectus. As a result of the change of domicile merger, the Form 8-A which is incorporated by reference herein, was filed with the Commission by the Company's predecessor, Top Source, Inc., a Colorado corporation.

          The  following   documents  filed  with  the   Commission  are  hereby
     specifically incorporated by reference into this Prospectus:

          (a) The Company's annual report on Form 10-K for the fiscal year ended September 30, 1994 and all amendments thereto including Amendment No. 1 to Form 10-K filed May 4, 1995 and Amendment No. 2 to Form 10-K filed May 31, 1995.


          (b) The Company's quarterly reports on Form 10-Q for the quarters ended December 31, 1994 and March 31, 1995;

          (c) The Company's proxy statement dated January 20, 1995 filed pursuant to Section 14 of the Exchange Act;

                                       5

          (d)  The Company's report on Form 8-K filed January 6, 1995;


          (e) The Company's reports on Form 8-K filed July 16, 1995, Form 8-K/A No. 1 filed August 9,1995, Form 8-K/A No. 2 filed September 7, 1993, Form 8-K/A No. 3 filed November 16, 1993 and Form 8-K/A
               No. 4 filed December 22, 1993;

          (f) The description of the Company's common stock which is contained in the registration statement on Form 8-A filed on March 12, 1992, File No. 1-11046, including any amendments or reports filed for the purpose of updating such description;

          (g) The description of the Company's rights which is contained in the registration statement on Form 8-A filed on May 10, 1995, File
               No.    1 - 11046       including any  amendments or reports filed
               for the purpose of updating such description.

          (h) The description of the Company's change of domicile merger which is contained in the registration statement on Form 8-B filed on November 14, 1992 and any amendments and reports thereto; and

          (i) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1994.

                                      6

          In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in a supplement hereto modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                       7

                                 RISK FACTORS

          The Securities offered hereby involve a high degree of risk, including, but not necessarily limited to the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision.

          HISTORICAL LOSSES. Although the Company reported net income of approximately $2.0 million for fiscal 1994 as a result of an approximately $2.3 million income tax benefit consisting primarily of the reduction in the valuation allowance, since inception it has never earned income from operations. For fiscal 1994, the Company lost $486,294 from operations and at September 30, 1994 had an accumulated deficit of approximately $9.6 million. For the fiscal years ended September 30, 1993 and 1992, the Company sustained net losses of approximately $3.6 and $2.1 million, respectively. See Item 8. "Financial Statements and Supplementary Data" of the Form 10-K, as amended, for the year ended September 30, 1994, which is incorporated by reference in this Prospectus. The Company reported net losses from operations for the quarters ended December 31, 1994 and March 31, 1995 and expects to report a loss from operations for fiscal 1995. There can be no assurances that the Company will be profitable from operations in the future.


          DIFFICULTIES IN INTRODUCTION OF ON-SITE OIL ANALYZER. The Company is introducing a new product which is a unique on-site oil analyzer ("OSA").

                                       8

     The Company has developed the OSA in conjunction with Thermo Jarrell Ash Corporation ("TJA"), a subsidiary of Thermo Instrument Systems Inc., for use in the petrochemical, automotive and equipment service industries. The Company began its roll-out of the OSAs in December 1994. The Company believes that the OSAs represent a substantial future opportunity and, accordingly, it is devoting significant resources to supporting its introduction. In the initial roll-out, the Company and its customers have encountered hardware difficulties caused by the initial units assembled by TJA and found software problems. As of late April 1995, three OSAs delivered to an oil refinery were producing limited revenue; seven equipment maintenance OSAs were being retrofited to correct problems. To support the roll-out, TJA has shifted assembly to a new plant and devoted resources to correcting the initial design problems. Similarly, the Company has devoted substantial effort to enhance the software. Although the Company has been recently notified by a multinational oil company, which has installed two OSAs used in process control at two parts of the refinery and one for equipment maintenance, that it wishes to use OSAs at nine refineries in the United States and Canada and expand the OSAs to other parts of the refineries, the Company will be required to recruit substantial additional personnel to assist in the installation of OSAs at other refineries and in the expansion to other parts of the refineries. The expansion schedules are currently under development by the oil company. Expansion will require additional software development. The first expansion effort is currently underway at the initial refinery. The software has been developed for this phase and installation is awaiting the refinery's delivery of an equipped trailer.

                                       9

     Additionally, the Company is continuing to modify marketing approaches in order to stimulate other initial customers to increase their utilization of the OSAs. The Company is expending significant amounts in rolling-out the OSAs which is adversely affecting operating results during the current fiscal year. The Company currently expects to report a loss from operations for fiscal 1995 on a consolidated basis. This is due to a conscious decision by the Company to invest significantly greater amounts of expenses to accelerate the deployment of OSAs. There can be no assurance that over a sustained period the OSAs will generate a substantial increase in revenue for the Company or create income from operations.


          UNCERTAINTY OF PRODUCT DEVELOPMENT. The OSAs are complex equipment utilizing hardware and software developed by TJA and software developed by the Company over more than a two year period. The OSAs underwent beta testing during fiscal 1994 and, as a result, various changes were made to meet the particular requirements of OSA customers and to correct problems that were discovered. Beta testing refers to the process through which early versions of a new product are shipped to customers so as to further refine the product. As is common with sophisticated computer software and complex machinery, developmental difficulties or problems only become apparent subsequent to widespread commercial use. Problems which may arise in the operation of OSAs could have a material adverse effect upon the Company's future operations. As stated in the risk factor immediately above, the initial OSAs contained first-stage hardware and software problems which the Company has been working with TJA to eliminate during
     the  current fiscal  year.   Continued

                                      10

     modifications are being made to correct design problems in the hardware assembled by TJA. No assurances can be given that TJA can correct these problems in a timely manner.

          CHANGING TECHNOLOGY; COMPETITIVE FACTORS. The OSAs represent a technological breakthrough affecting the oil analysis industry. Oil analysis is a 50-year old technology which is widely used for diagnostic and preventative maintenance programs for equipment by various industries. It is also used for quality control and pipeline monitoring in the petroleum industry. The Company currently operates three oil analysis laboratories and believes it is one of the largest providers of such laboratory based service in the United States. Essentially, the OSAs analyze oil at the end user's location thereby avoiding the need to send petroleum samples to a central laboratory (including the laboratories operated by the Company). The OSAs utilize complex computer software. In general, the computer industry is subject to rapid and significantly changing technology including potential introduction of new products and technologies which may have a material adverse impact upon the OSAs and the Company's oil analysis laboratories. Although the Company believes that it has a significant advantage over potential competitors as a result of over two years of research and development in conjunction with TJA and the proprietary nature of the resulting technology, no assurance can be given that either a comparable or more advanced on-site oil analyzer will not be developed in the future by one or more third parties.

                                      11

          PATENTS AND PROPRIETARY INFORMATION. Historically, the Company generated almost all of its revenue from products subject to patents and patent applications exclusively licensed to the Company. During fiscal 1995, the Company anticipates that a material portion of its revenue will come from its Overhead Sound Systems ("OSS"). The Company's OSS is covered by a patent license limited to the United States and Canada. The Company and TJA have each applied for patents covering various features of the OSAs. In addition, steps have been taken to protect trade secrets through appropriate confidentiality agreements. There can be no assurance that the patent applications for the OSAs will be granted. The failure by the Company or TJA to obtain patents and protect their respective trade secrets could have a material adverse effect on the Company by increasing the likelihood of competition. In addition, other companies may independently develop equivalent or superior technologies and may obtain patent or similar rights with respect to them. Although the Company believes that the hardware and software technology for the OSAs has been independently developed by it and TJA, and that such technology does not infringe on the patents or violate the proprietary rights of others, there can be no assurance that the OSAs will not be determined to infringe upon the patents or proprietary rights of others, or that patents or proprietary rights of others will not have a material adverse effect on the ability of the Company to commercialize the OSAs. Patent and technology disputes are common with high technology products and services.

          DEPENDENCE ON THIRD-PARTY MANUFACTURER.   The Company and TJA recently
     entered into an agreement for the development, manufacture and

                                      12
     marketing of the OSAs. Under this agreement, TJA has the exclusive manufacturing rights for the OSAs and the Company has the exclusive marketing rights for the automotive, petrochemical and equipment service industries. The Company's ability to meet commitments for delivery of the OSAs is partially dependent upon TJA's ability to manufacture OSAs in a timely manner. As stated above, there have been problems resulting from assembly and software defects that have delayed the Company's roll-out of the OSAs. There can be no assurance that such delays will not occur in the future or that operational problems with the OSAs will not occur. The Company's prospects could be adversely affected to the extent any such problems result in failures by the Company to meet customer orders on a timely basis or failures to deliver OSAs that provide the contracted-for services. Additionally, due to the proprietary technology of the OSAs, the Company may not be able to locate other qualified third party manufacturers in the event that TJA fails to comply with the agreement.

          NEED TO MANAGE GROWTH. The Company anticipates that it will grow substantially during the fiscal year beginning October 1, 1995. In order to support such growth, the Company must recruit a substantial number of persons with the appropriate technical expertise to develop and engineer changes to the OSAs designed to serve the petrochemical industry, supervise the installation of OSAs at customer sites, and assist customers in utilizing the OSAs. In addition, during late fiscal 1993 and fiscal 1994, the Company experienced significant growth as a result of its acquisition of two industrial oil analysis laboratories and receipt of the Jeep(R) Cherokee OSS factory-installed purchase order

                                      13

     from Chrysler.   In addition
     to the anticipated growth resulting from the need to properly support the OSAs, the Company has just signed a new lease for its Detroit, Michigan area assembly operation to meet increased orders for its OSS. The Company's success depends in part on its ability to manage this growth, integrate the operations of the two oil analysis laboratories and substantially expand its OSS assembly operation. The Company's chief financial officer has been given the responsibility of running United Testing Group, Inc. ("UTG"), the Company's industrial oil analysis subsidiary, in order to fill a management void which has become apparent in the past year. No assurances can be given that the Company will be able to manage this growth and achieve operating profits.

          RELIANCE ON MAJOR CUSTOMER. The Company has traditionally relied upon Chrysler and in fiscal 1994, 59.8% of the Company's net revenue came from Chrysler. Although the Company anticipates that Chrysler will remain its single largest customer during fiscal 1995, its initial experience with the OSAs delivered during December 1994 and January 1995, suggests that this reliance upon Chrysler may be materially lessened during fiscal 1996 and that in subsequent years Chrysler will account for increasingly lower percentages of the Company's revenue. However, there can be no assurance that the revenue from OSAs will increase as expected. For that reason, the loss of Chrysler as a customer, or impairment of the Company's reputation with the industries it serves, could have a material adverse effect upon
     the  Company.   No assurance  can be  given that  the Company  will supply
     Chrysler with OSS units in the future.

                                      14

          GOVERNMENTAL REGULATION. The Company's industrial oil analysis laboratories routinely dispose of used oil in the ordinary course of business and as such are subject to federal, state and local regulations. To handle this oil disposal, UTG hires a licensed, insured third party. The Company believes that UTG and its predecessors are and have been in material compliance with all rules and regulations of the federal, state and local environmental agencies. Environmental compliance costs are not expected to have a material effect on the financial condition and results of operations of the Company. However, in the event of significant changes in statutes or regulations or unforeseen problems in connection with the storage of the used oil, the transportation of the used oil or the disposal thereof, site environmental compliance costs may have a material adverse affect on the Company.

     NEW TECHNOLOGIES AND  OTHER CONSIDERATIONS.   In order  to expand  its
     current product line, the Company may continue to seek new technologies and products. This aspect of the Company's business involves a number of special risks. Because of these risks, the Company will seek capital input and strategic partners to sell equity in suitable products and technologies to these partners in order to reduce the risks to investors. Also, the Company will seek to avoid substantial and long-term expense associated with the necessary research and development. Assuming that the Company is able to enter into agreements with such partners and that those partners will be able to carry out the necessary research and development, there is the risk that the technologies will not perform as expected or be cost effective. Assuming successful

                                      15


     research and development, there remains the
     risks of being able to market the products and locate industry partners or others able to manufacture the products according to stringent quality control standards and in a viable economic manner. There can be no assurance that the Company will be able to successfully locate such technologies and if so, will be able to find strategic partners able to develop and market new technologies. Finally, there is the risk that while the Company is seeking to commercialize a new technology, a competitor will develop technologies which are more commercially viable thereby reducing the viability of the Company's products.

          ANTI-TAKEOVER CONSIDERATIONS. In 1993, the Company's stockholders approved five amendments to the Company's Certificate of Incorporation (the "1993 Amendments"). Additionally, on December 13, 1994, the Company's
     Board  of  Directors  (without  seeking  stockholder  approval)  adopted  a
     Shareholder Rights Plan (the "Rights Plan"), collectively, the "Anti-Takeover Provisions". The 1993 Amendments consist of: (i) empowering the Board of Directors, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, with such designations, preferences, special rights, qualifications, limitations and restrictions as the Board may determine; (ii) establishing a classified Board of Directors whereby election of the directors is staggered and each year approximately one-third of the directors are elected for a three year term; (iii) requiring a super-majority vote to remove directors for "cause" of either: (1) 75% of the stockholders or (2) 66-2/3% of the stockholders and the majority of the "disinterested directors"; (iv) providing that stockholder action taken

                                      16


     by  written  consent in  lieu  of  a meeting  is
     prohibited unless such consent is signed by the holders of at least two-thirds of the stock; and (v) restricting stockholder nomination of directors to any stockholder with the power to vote at least 10% of the outstanding voting securities of the Company who timely complies with specific notice procedures. In connection with the Rights Plan, the Board declared a dividend of one Preferred Stock Purchase Right (the "Rights") for each outstanding share of the Company's common stock. The Rights permit the holders (stockholders of the Company) to purchase Series A Junior Preferred Stock. Holders of Rights have the right to acquire stock of the Company or an "acquiring entity" at half of market value. The Rights only become exercisable in the event, with certain exceptions, an acquiring party becomes beneficial owner of 12 1/2% percent or more (or 17 1/2% percent or more in the case of stockholders who beneficially owned more than 10% as of December 13, 1994) of the Company's voting stock. These Rights may be redeemed by the Company at $.01 per Right prior to the close of business on the 10th day after a public announcement that beneficial ownership of ownership of 12 1/2% or more (or 17 1/2% or more in the case of beneficial owners of 10% or more on December 13, 1994) of the Company's voting stock has been accumulated by single acquirer or group (with certain exceptions), under specified circumstances.

          The Anti-Takeover Provisions may make it more difficult or discourage a proxy contest or the assumption of control by a holder of a substantial block of the Company's common stock because it is more difficult to remove the incumbent Board. Thus, the Anti-Takeover

                                      17


     Proposals have the affect of:
     (i) entrenching incumbent management, and (ii) discouraging a third party from making a tender offer at a premium over the market price or otherwise attempting to obtain control of the Company even though such an attempt could be desired by a substantial member of the Company's stockholders. The Anti-Takeover Provisions were not intended to prevent a takeover of the Company on terms which are beneficial to the stockholders and will not do so. They may, however, deter an attempt to acquire the Company in a manner or on terms that the Board of Directors determines not to be in the best interest of its stockholders.

          DEPENDENCE ON KEY PERSONNEL. While in the past the Company has been dependent upon certain members of its management team and key consultants, it has taken steps to reduce this dependence. It has exposed certain key middle management members to the duties of key executive officers and caused such middle management members to develop relationships with key customers, suppliers and other persons. As a result of these steps, the Company believes that it has lessened its dependence upon key personnel and accordingly it has reduced the key man life insurance policies so that the Company now owns $500,000 policies insuring the lives of Messrs. Stuart Landow and Christer Rosen, President and Executive Vice President, respectively, of the Company.

          COMPETITION. Competition in the automotive business and the oil analysis business is intense; however, the Company is not selling and has no intention to sell its products and services directly to consumers. With regard to the Company's OSS business, it believes it

                                      18

     has no  significant
     competition. The Company holds patents on the overhead mounting system. If a customer chooses to use such system it must come to the Company. The primary factor involved in whether or not a customer will choose to use an overhead mounting system rather than a traditional speaker system is cost. In this regard, the Company believes that its OSS system results in a reduced cost of production. With regard to UTG's industrial oil analysis business, significant competition exists. However, the Company believes its extensive database of tests provides it with a significant competitive edge. However, due to service problems which arose in connection with its 1993 oil analysis acquisitions and the consolidation of two distinct operations, UTG lost business from existing customers. The Company has responded to these consolidation problems and recently placed its chief financial officer in charge of UTG. While the Company believes it offers viable products/services and meets the needs of its customers in all aspects of its business, there can be no assurance that other products and services superior to those of the Company will not be developed or offered in the future by competitors.

          OUTSTANDING OPTIONS AND WARRANTS. There are outstanding vested options and currently exercisable warrants to purchase 2,389,980 shares of the Company's common stock some of which are exercisable below the current market price1.<F3> The range of the exercise prices is from approximately
     $.28  to  $8.75  per  share.    The  following  represents  the


     1<F3> There are an additional 1,024,647 unvested options which are not currently exercisable.

                                      19


     number of outstanding vested options and currently exercisable warrants outstanding at February 15, 1995 and their exercise prices:

            No. of Options                     Approximate
              or Warrants                    Exercise Price

             10,000 Options                     $.28
            810,000 Options                      .53
             30,000 Options                      .56
            100,000 Options                     1.50
             50,000 Options                     1.78
            200,000 Options                     2.065
            217,500 Options                     2.13
             40,000 Options                     2.19
             27,000 Options                     2.38
              5,000 Options                     2.3125
             20,000 Options                     2.56
             25,000 Options                     2.69
             65,000 Options                     2.94
             30,000 Options                     3.13
             91,000 Options                     3.19
             25,000 Options                     3.38
             40,000 Options                     3.50
             73,000 Options                     3.56
             38,750 Options                     4.75
             29,280 Options                     5.75
             15,000 Options                     5.875
             20,500 Options                     6.125
             10,000 Options                     6.25
            175,250 Options                     6.50
             77,000 Options                     6.625
             75,000 Options                     6.75
             10,000 Options                     8.75
             60,500 Warrants2<F4>               1.00
             20,200 Warrants3<F5>               4.00


          For the life of all such options and warrants, the holders thereof will have the opportunity to profit from a rise in the market price of the Company's common stock, with a resulting dilution in the interest of holders of common stock. The terms on which the Company will be able to 2<F4> The shares underlying these warrants may be offered for sale pursuant to this Prospectus.

     3<F5>    These warrants and the shares  underlying them may be  offered for sale pursuant to this Prospectus.

                                      20




     obtain additional capital during the life of such options and warrants may be adversely affected, and the holders of such options and warrants may be expected to exercise their rights at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable to the Company than those provided by such options and warrants.

          POSSIBLE VOLATILITY OF COMMON STOCK PRICES. The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. Moreover, the Company's common stock has historically been subject to periodic price and volume swings which have been unrelated to the Company's results of operations. Various factors and events including future announcements of technological innovations or new products by the Company or its competitors, developments or disputes concerning, among other things, patents or proprietary rights, publicity regarding actual or potential results relating to products under development by the Company or its competitors, regulatory developments in the United States, and economic and other external factors, as well as fluctuations in the Company's financial results, may have a significant impact on the market price of the shares of common stock and the Company's business.

          POTENTIAL FUTURE SALES. As of April 30, 1995 the Company had issued and outstanding 27,313,080 shares of common stock, of which 4,580,336 shares were "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended

                                      21


     (the "Securities Act"). In addition to the 2,961,982 shares covered by this Prospectus, a total of 1,673,771 outstanding shares of restricted common stock may currently be publicly sold under Rule 144 and a total of up to 3,410,927 shares of common stock underlying outstanding options (including unvested options) may be sold under a current Registration Statement under Form S-8 permitting immediate resale. Future sales of shares made pursuant to registration statements, under Rule 144 or under Regulation S may have an adverse effect on the then prevailing market price of the common stock and adversely affect the Company's ability to obtain future financing in the capital markets. In this regard, for the last six months of calendar 1994 average daily volume of the Company's common stock has been approximately 103,393 shares.

          NO DIVIDENDS. The Company intends to retain future earnings, if any, to finance its growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase any of the shares offered hereby.

                                 RECENT DEVELOPMENTS

          The Company's OSA line of credit with the First Union National Bank requires the Company, among other things, to pay TJA $1.9 million in order to be able to draw on the line. To date, the Company has paid approximately $1.2 million. To meet the remainder of its obligation to First Union National Bank and to fund OSA operating costs, the Company has arranged with its principal stockholder, Ganz Capital, to sell $3 million of convertible notes to clients of Ganz Capital. The Company

                                      22


     and Ganz Capital are in the final stages of negotiations, and the Company expects to close the sale of the notes in June 1995. The Company and Ganz Capital have agreed that the notes will pay 9% per annum interest and be convertible after one year into shares of the Company's common stock at $10.00 per share. The Company has agreed to register the shares of common stock to permit public sale in the event of conversion.

          In April 1995, the Company increased its working capital line of credit with the First Union National Bank by $250,000 to $750,000 to support the increased expenses associated with the roll-out of the OSAs and as of May 3, 1995 had no balance outstanding. The Company regularly uses this line of credit and repays it on a monthly basis.


                                      23


                                 SELLING STOCKHOLDERS

     TABLE OF SELLING STOCKHOLDERS

          The following tables set forth information furnished by the selling stockholders listed in the tables which follow, collectively referred to as the "Selling Stockholders", with respect to the number of shares of the Company's common stock, warrants exercisable at $4.00 per share and shares
     of   common   stock   underlying   the  warrants  owned  by  each  Selling
     Stockholder4<F6> on the date of this Prospectus, the shares offered hereby, and the number and percentage of outstanding shares to be owned by each Selling Stockholder after the offering. Up to 347,000 shares of common stock may be offered for sale by Selling Stockholders on the June 23, 1993 table pursuant to this Prospectus, up to 3,294,798 shares of common stock and 20,200 warrants exercisable at $4.00 per share may be offered for sale by the Selling Stockholders on the January 12, 1994 table, and up to 68,000 shares of common stock may be offered for sale by the Selling Stockholders on the ________________, 1995 table pursuant to this Prospectus. Except as indicated in the footnotes to the tables of Selling Stockholders, no Selling Stockholder has held any position, office, or had a material relationship with the Company within the past three years.



     4<F6> There are some Selling Stockholders who appear in all, two or three of the Selling Stockholders tables. The accurate numbers for ownership prior to and after this offering and the percentage owned after offering for those Selling Stockholders is the aggregate of the numbers disclosed on each appropriate Selling Stockholders table.

                                      24



                 SECURITIES CONTAINED IN THE REGISTRATION STATEMENT
                          DECLARED EFFECTIVE JUNE 23, 1993


                                                                 Percentage
                               Ownership Securities  Ownership     Owned
     Selling                   Prior to     Being      After       After
     Stockholder               Offering    Offered    Offering    Offering

     Ayers, Katherine
         Shares of Common Stock  10,000    10,000        None        0

     Baran, Bradley and Barbara
         Shares of Common Stock  20,000    20,000        None        0

     Baylin, Celia 5<F7>
         Shares of Common Stock  10,000    10,000        None        0

     Baylin, Jack 5<F7>
         Shares of Common Stock  10,000    10,000        None        0

     Dominick, Hermine 5<F7>
         Shares of Common Stock   1,000     1,000        None        0

     Elfenbein, Mildred 5<F7>
         Shares of Common Stock   3,000     3,000        None        0

     Etkes, Raphel 5<F7>
         Shares of Common Stock   2,000     2,000        None        0

     Freid, Herb 5<F7>
         Shares of Common Stock  10,000    10,000        None        0

     Fry, W. Scott and Barbara
         Shares of Common Stock   5,000     5,000        None        0

     Glasser, Robert 5<F7>
         Shares of Common Stock   2,000     2,000        None        0

     Goldstein, David 5<F7>
         Shares of Common Stock   4,000     4,000        None        0

     Greif, II, David 5<F7>
         Shares of Common Stock   5,000     5,000        None        0

     Greif, Michael 5<F7>
         Shares of Common Stock   2,000     2,000        None        0

     Greif, Nanette L. 5<F7>
         Shares of Common Stock   2,000     2,000        None        0

     Himmelrich, Barbara 5<F7>
            Shares of Common Stock6,000     6,000        None        0

     Jamison, Phil 6<F8>
         Shares of Common Stock     100       100        None        0

     Jennings, Laura 7<F9>
         Shares of Common Stock     200       200        None        0

     Jordan, Michael
         Shares of Common Stock   7,000     7,000        None        0

     Joyce, Patricia 8<F10>
         Shares of Common Stock     100       100        None        0

                                     25


     Kreithen, Martin and Sylvia 5<F7>
         Shares of Common Stock   3,000     3,000        None        0

     Langhammer, Fred 5<F7>
         Shares of Common Stock   2,000     2,000        None        0

     Laskin, Bruce and Sandy 5<F7>
         Shares of Common Stock   3,000     3,000        None        0

     Lewis, David L. and Cheryl L.
         Shares of Common Stock   5,000     5,000        None        0

     Ott, Jane M. 7<F9>
         Shares of Common Stock     500       500        None        0

     Podhurst, Aaron 5<F7>
         Shares of Common Stock   5,000     5,000        None        0

     Slade, Inc. 5<F7>
         Shares of Common Stock  15,000    15,000        None        0

     Smith, Jay Thomas
         Shares of Common Stock  26,000    26,000        None        0

     Smith, Sam 5<F7>
         Shares of Common Stock   3,000     3,000        None        0

     Taxman, Richard D.
         Shares of Common Stock  15,000    15,000        None        0

     Thompson, Joe B.
         Shares of Common Stock  20,000    20,000        None        0

     Underwood, Lawrence M.
         Shares of Common Stock  50,000    50,000        None        0

     Univest Management, Inc. 9<F13>
         Shares of Common Stock  10,000    10,000        None        0

     Ward, Karen E. 10<F12>
         Shares of Common Stock     300       300        None        0

     Wasserman, Leonard
       and Dorothy 5<F7>
         Shares of Common Stock   5,000     5,000        None        0

     Wolman, Charitable
       Income Trust 5<F7>
         Shares of Common Stock  85,000    85,000        None        0



    5<F7>      Held in a discretionary account managed by Ganz Capital which has investment power but not voting power over these shares.
    6<F8>      An employee of Ganz Capital.
    7<F9>      An employee of the Company.
    8<F10>     One of the two former stockholders of Spectro Metrics, Inc. which stock was sold to the Company in July 1993.
    9<F11>     Owned and controlled by a former consultant to the Company.
               Consists  of  shares underlying options.
   10<F12>     A former employee of the Company


                                      26


               SECURITIES CONTAINED IN THE REGISTRATION STATEMENT
                      DECLARED EFFECTIVE JANUARY 12, 1994


                                                                 Percentage
                               Ownership Securities  Ownership     Owned
     Selling                   Prior to     Being      After       After
     Stockholder               Offering    Offered    Offering    Offering

     Abrams, Bernard and
       Annette, JTWROS
         Shares of Common Stock   5,000     5,000        None        0

     Andrews, Clarence D.
         Shares of Common Stock   5,000     5,000        None        0

     Andrews, Roselyn
         Shares of Common Stock   1,500     1,500        None        0

     Appleton Associates
         Shares of Common Stock  64,000    64,000        None        0

     Arthur, Paul Conn
         Shares of Common Stock   5,000     5,000        None        0

     Bader Bag Co. PSP 11<F13>
         Shares of Common Stock   1,800     1,800        None        0

     Baffa, Robert A.
         Shares of Common Stock   6,000     6,000        None        0

     Baron, Alan and Judy, JTWROS 11<F13>
         Shares of Common Stock   5,000     5,000        None        0

     Barranger, George H. and
       Bessie C.
         Shares of Common Stock   5,000     5,000        None        0

     Basaco, Richard Miguel
         Shares of Common Stock   5,000     5,000        None        0

     Baylin, Jack 11<F13>
         Shares of Common Stock  10,000    10,000        None        0

     Bear Stearns Securities Corp.
       Probasco, Robert E., IRA/SEP
         Shares of Common Stock   2,000     2,000        None        0

     Benjamin, Donald H.
         Shares of Common Stock  20,000    20,000        None        0

     Blank, Shirley
         Shares of Common Stock   6,000     6,000        None        0

     British Far East Ltd.
         Shares of Common Stock  14,583    14,583        None        0
           Underlying Options

     Broad, Marlene IRA 11<F13>
         Shares of Common Stock   2,700     2,700        None        0

     Broad, Norman IRA 11<F13>
         Shares of Common Stock   3,600     3,600        None        0

     Buntco, Inc.,
         Profit Sharing 11<F13>
         Shares of Common Stock   7,600     7,600        None        0

                                      27


     Burd, Ronald P. 12<F14> and
         Joyce W.
         Shares of Common Stock  25,000    25,000        None        0

     Burson, Louise 13<F15>
         Shares of Common Stock   4,000     4,000        None        0

     CBG 401K P/S RV 11<F13>
         Shares of Common Stock   8,100     8,100        None        0

     CD Associates 11<F13>
         Shares of Common Stock  87,500    87,500        None        0

     Cherchio, Richard
         Shares of Common Stock   5,000     5,000        None        0

     Cole, Elliot and Carol,
         JTWROS
         Shares of Common Stock  26,000    26,000        None        0

     Comegys, Robert 14<F16>
         Shares of Common Stock   5,000     5,000        None        0

     Coty, Rona
         Shares of Common Stock  20,000    20,000        None        0

     Cullen, Gilbert H. DDS 11<F13>
         Shares of Common Stock   1,600     1,600        None        0

     Dean Witter, Custodian for
         Kaaren Reagan, IRA 11<F13>
         Shares of Common Stock   3,000     3,000        None        0

     Dellheim, Shirley 11<F13>
         Shares of Common Stock  10,900    10,900        None        0

     Demchick, Mildred WB Acc. 11<F13>
         Shares of Common Stock   7,400     7,400        None        0

     Drs. Dimarino, Kroop, Gastro
       Intestinal Assoc. P.A. PSP
       and Trust 11<F13>
         Shares of Common Stock   3,600     3,600        None        0

     Deutch, Lenore 11<F13>
         Shares of Common Stock   9,000     9,000        None        0

     Disporto, Frank and Xionaro,
       JTWROS
         Shares of Common Stock   4,000     4,000        None        0

     Dohm, Sally V.
         Shares of Common Stock  10,000    10,000        None        0

     Dolchin, Michael, 11<F13> Dean Witter
       IRA R/O Cust FBO,
       (a/c 509-113998-159)
         Shares of Common Stock  10,800    10,800        None        0

     Drogin, Ely
         Shares of Common Stock   2,000     2,000        None        0

                                      28


     Durham, Dee 14<F16>
         Shares of Common Stock   3,000     3,000        None        0

     Edelman, Alan S.
         Shares of Common Stock   5,400     5,400        None        0

     Eisenberger, Harvey
         Shares of Common Stock  20,000    20,000        None        0

     England, Richard 5% Charitable
       UniTrust, Cust. 11<F13>
         Shares of Common Stock  18,100    18,100        None        0

     Epstein, David Alan IRA 11<F13>
         Shares of Common Stock   1,600     1,600        None        0

     Eye Surgery Associates
         Pension Trust 11<F13>
         Shares of Common Stock  11,100    11,100        None        0

     Featherstone, Emer D.
         Shares of Common Stock   5,000     5,000        None        0

     Fendelman, James and
       Joffe, Wendy, Comm. Property
         Shares of Common Stock   6,000     6,000        None        0

     Ferris, Lois 11<F13>
         Shares of Common Stock     900       900        None        0

     Ferris, Robert W. 11<F13>
         Shares of Common Stock     900       900        None        0

     Frazer, Gregory and Bennett,
         Carissa, Community Property
         Shares of Common Stock  10,000    10,000        None        0

     Frazer, Quinn R.
         Shares of Common Stock  10,000    10,000        None        0

     Freid, Herbert D.
         Trust, Cust. 11<F13>
         Shares of Common Stock  20,900    20,900        None        0

     Freid, Herbert D. IRA 11<F13>
         Shares of Common Stock  10,000    10,000        None        0

     Freundlich, Richard 11<F13>
         Shares of Common Stock  10,000    10,000        None        0

     Furman, Lizabeth 11<F13>
         Shares of Common Stock   5,400     5,400        None        0

     Futernick Grandchildren Trust UA
       dated 11-30-87, Morris Futernick
       and Arlene Hadler, T'ees 11<F13>
         Shares of Common Stock   9,000     9,000        None        0

     Futernick, Morris
         Managed Acc. 11<F13>
         Shares of Common Stock   8,100     8,100        None        0

     Ganz, Elinor C. IRA R/O 11<F13>
         Shares of Common Stock   9,100     9,100        None        0

                                      29


     Gaynor, Herbert IRA R/O 11<F13>
         Shares of Common Stock  12,700    12,700        None        0

     Gerardi, Frank 15<F17>, Trustee
       for Univest Management
       Inc. Employee's Profit
       Sharing Plan & Trust
         Shares of Common Stock   6,900     6,900        None        0

     Glassman, Jerome M. 11<F13>
         Shares of Common Stock  13,500    13,500        None        0

     Glotzer, Saul 11<F13>
         Shares of Common Stock   9,000     9,000        None        0

     Glotzer, Saul - Keogh 11<F13>
         Shares of Common Stock   9,000     9,000        None        0

     Gober, Karen 11<F13>
         Shares of Common Stock     800       800        None        0

     Gober, Karen E. Trust 11<F13>
         Shares of Common Stock     500       500        None        0
         $4.00 Warrants             300       300        None        0
         Shares of Common Stock     300       300        None        0
            Underlying Warrants

     Goldfarb, Martin 11<F13>
         Shares of Common Stock  77,900    77,900        None        0

     Goldstein, Bernice 11<F13>
         Shares of Common Stock   3,600     3,600        None        0

     Goldstein, Irvin Stock AC 11<F13>
         Shares of Common Stock  17,100    17,100        None        0

     Gomprecht, Irvin IRA 11<F13>
         Shares of Common Stock   3,600     3,600        None        0

     Gomprecht H./Harteveldt, J. 11<F13>
         Shares of Common Stock   5,700     5,700        None        0

     Gosman, Abraham D. 11<F13>
         $4.00 Warrants           8,100     8,100        None        0
         Shares of Common Stock   8,100     8,100        None        0
           Underlying Warrants

     Gozansky, David, 11<F13> Prudential
       Securities IRA R/O Cust.,
       FBO (a/c THC-R11408)
         Shares of Common Stock   9,200     9,200        None        0

     Gozansky, Marlene Turk 11<F13>
         Shares of Common Stock   9,000     9,000        None        0

     Greif, Amalie 11<F13>
         Shares of Common Stock   8,100     8,100        None        0

     Greif, Jr., Irvin 11<F13>
         Shares of Common Stock  11,600    11,600        None        0

                                      30

     Greif, I. Trust U/W FBO Irvin
       Greif, Jr. 11<F13>
         Shares of Common Stock  18,100    18,100        None        0

     Greif, Nanette M. 11<F13> (PLG)
         Shares of Common Stock   7,200     7,200        None        0

     Griffin, Jim 11<F13>
         Shares of Common Stock   1,600     1,600        None        0

     Griffin, Marvin 15<F17>
         Shares of Common Stock   4,000     4,000        None        0

     Hahn, Elliott
         Shares of Common Stock  30,000    30,000        None        0

     Hardeveldt, H. 11<F13>
         Shares of Common Stock   5,000     5,000        None        0

     Harvith, Sylvia Spcl/EHT 11<F13>
         Shares of Common Stock   1,200     1,200        None        0

     Havenick, Fred IRA 11<F13>
         Shares of Common Stock   1,600     1,600        None        0

     Hecht, Florence, Marital Trust,
       Melvin Greenberg, Trustee
       SPL Account 8/29/7411
         Shares of Common Stock  10,000    10,000        None        0

     Heimlich, Barry 11<F13>
         Shares of Common Stock   5,000     5,000        None        0

     Henneberger, Katherine 11<F13>
         Shares of Common Stock   1,600     1,600        None        0

     Herbert, B.J.
         Shares of Common Stock   5,000     5,000        None        0

     Highland Resources
         Profit Sharing 16<F18>
         Shares of Common Stock  40,000    40,000        None        0

     Hinds, Miriam 11<F13>
         Shares of Common Stock   1,800     1,800        None        0

     Hittman, Fred 11<F13>
         Shares of Common Stock   5,700     5,700        None        0

     Hittman, Fred IRA 11<F13>
         Shares of Common Stock   8,800     8,800        None        0

     Hittman, Sandra R. 11<F13>
         Shares of Common Stock   1,200     1,200        None        0

     Hittman, Stephen J. 11<F13>
         Shares of Common Stock   1,600     1,600        None        0

     Hochberg, Samuel and
         Brenda 11<F13>
         $4.00 Warrants           1,600     1,600        None        0
         Shares of Common Stock   1,600     1,600        None        0
            Underlying Warrants
                                      31


     Howland, Richard B.
         Shares of Common Stock   4,000     4,000        None        0

     Jenkins, David William
         Shares of Common Stock   3,000     3,000        None        0

     Joyce, Carlton S. 17<F19>
         Shares of Common Stock 370,000   370,000        None        0

     Joyce, Patricia P. 18<F20>
         Shares of Common Stock   5,000     5,000        None        0
         Kalb, Voorhis & Co., Custodian for

     Cullen, Robert, IRA R/O 11<F13>
         Shares of Common Stock   2,000     2,000        None        0

     Kaplan, Donald A. Rev TR#3 11<F13>
         Shares of Common Stock   8,100     8,100        None        0

     Kartzmer, P/S 11<F13>
         Shares of Common Stock   4,000     4,000        None        0

     Katten, Gilbert M.
         Shares of Common Stock   4,000     4,000        None        0

     King, A.E. and Floriene
         Shares of Common Stock  20,000    20,000        None        0

     Kirson, Donald and Tamara,
       Tenants In Common 11<F13>
         Shares of Common Stock   4,500     4,500        None        0

     Kirson Medical Equipment PSP &
       Trust 11<F13>
         Shares of Common Stock   9,000     9,000        None        0

     Kislak, Jonathan  IRA R/O 11<F13>
         Shares of Common Stock   7,200     7,200        None        0

     Knight Family Holdings, Inc.,
         Shares of Common Stock  10,000    10,000        None        0

     Knight Kenneth V. and Maria H.
         Shares of Common Stock  20,000    20,000        None        0

     Koffsky, Laura 11<F13>
         Shares of Common Stock   2,400     2,400        None        0

     Kostoff, Devere as Trustee 11<F13>
         Shares of Common Stock   1,200     1,200        None        0

     Kraus, Max H. 11<F13>
         Shares of Common Stock   8,500     8,500        None        0

     Krumholz, Andrew J.
         Shares of Common Stock  15,000    15,000        None        0

     Krumholz, Sidney and Judith, JTWROS
         Shares of Common Stock  10,000    10,000        None        0

     LaGrasso Brothers Pension 11<F13>
         Shares of Common Stock   6,600     6,600        None        0

                                      32

     Lang, Bernadette
         Shares of Common Stock   1,500     1,500        None        0

     Langhammer, Fred H. 11<F13>
         Shares of Common Stock  12,400    12,400        None        0

     Lauder, Aerin 11<F13>
         Shares of Common Stock   5,000     5,000        None        0

     Lauder, Jane 11<F13>
         Shares of Common Stock   5,000     5,000        None        0

     Lauder, Leonard 11<F13>
         Shares of Common Stock  50,000    50,000        None        0

     Lauder, William P. 11<F13>
         Shares of Common Stock   4,900     4,900        None        0

     Learn, David 14<F16>
         Shares of Common Stock   4,000     4,000        None        0

     Legend Capital Corp.
         Shares of Common Stock 300,000   300,000        None        0

     Linkins & Co. 11<F13>
         Shares of Common Stock   5,000     5,000        None        0

     Lipnick, Robert 11<F13>
         Shares of Common Stock   5,000     5,000        None        0

     Lipitz Family
         Limited Partnership 11<F13>
         Shares of Common Stock   3,600     3,600        None        0

     Lipitz, Roger C. 11<F13>
         Shares of Common Stock  28,100    28,100        None        0

     Luray, Allen H. IRA 11<F13>
         Shares of Common Stock   1,600     1,600        None        0

     Luray, Sandra H. IRA 11<F13>
         Shares of Common Stock   1,800     1,800        None        0

     MLH Holdings Limited Partnership
         Shares of Common Stock  30,000    30,000        None        0

     Mack, Jill Gordan and
         Linkins & Co. 11<F13>
         Shares of Common Stock   5,000     5,000        None        0

     Macks Family Foundation 11<F13>
         Shares of Common Stock  24,000    24,000        None        0

     Macks, Fidler Josh 11<F13>
         Shares of Common Stock   2,400     2,400        None        0

     Macks, Lawrence 11<F13>
         Shares of Common Stock   2,400     2,400        None        0

     Macks, Morton J. 11<F13>
         Shares of Common Stock   3,200     3,200        None        0

     Magram, Saul 11<F13>
         Shares of Common Stock  20,900    20,900        None        0

                                      33

     Mandy, Stephen H., M.D. 11<F13>
         Shares of Common Stock   5,000     5,000        None        0

     Manzo, Margaret
         Shares of Common Stock   2,000     2,000        None        0

     Marcus, William and Phyllis 11<F13>
         Shares of Common Stock  10,000    10,000        None        0

     Marcus, William E. IRA 11<F13>
         Shares of Common Stock   1,100     1,100        None        0

     Margolis, A.B., Investments 11<F13>
         Shares of Common Stock  18,100    18,100        None        0

     Meyer, Wolfgang F. and
       Hedwig I. Meyer, JTWROS
         Shares of Common Stock  25,000    25,000        None        0

     Meyerson, Janet
         Shares of Common Stock   6,000     6,000        None        0

     Military Services GA DB Roll 11<F13>
         Shares of Common Stock   4,000     4,000        None        0

     Montagino, Neil
         Shares of Common Stock  10,000    10,000        None        0

     Moore, Douglas
         Shares of Common Stock  58,000    58,000        None        0

     Muller, Paul E. 14<F16>
         Shares of Common Stock   7,000     7,000        None        0

     Napora, Neil J. DPM Char. Pension
       and PSP 11<F13>
         Shares of Common Stock   1,800     1,800        None        0

     New Britain Radiological Assoc.
         PSP for Sidney Ulreich 11<F13>
         Shares of Common Stock   9,000     9,000        None        0

     Nowikowski, Barbara Trust 11<F13>
         Shares of Common Stock   9,000     9,000        None        0

     Nowikowski, Robert Trust 11<F13>
         Shares of Common Stock  18,100    18,100        None        0

     Orman, Margaret Palmbaum 11<F13>
         $4.00 Warrants           4,900     4,900        None        0
         Shares of Common Stock   4,900     4,900        None        0
            Underlying Warrants

     Paier, Adolf 11<F13>
         Shares of Common Stock   4,900     4,900        None        0

     Palmbaum, Paul R. Trust 11<F13>
         Shares of Common Stock   2,000     2,000        None        0
         $4.00 Warrants           1,600     1,600        None        0
         Shares of Common Stock   1,600     1,600        None        0
            Underlying Warrants

                                      34

     Palmquist, Helen S., Tr. Helen S.
         Palmquist Rev. Trust U/A
         Shares of Common Stock   6,243     6,243        None        0

     Palmquist, Jerome H., Tr. Jerome H.
         Palmquist Rev. Trust U/A
         Shares of Common Stock   6,243     6,243        None        0

     Pasik, Katherine Furman 11<F13>
         Shares of Common Stock   1,600     1,600        None        0

     Pearlstone Family Fund 11<F13>
         Shares of Common Stock 108,700   108,700        None        0

     Pearlstone Family Combi. P54 11<F13>
         Shares of Common Stock 122,000   122,000        None        0

     Pinder, Thomas
         Shares of Common Stock  10,000    10,000        None        0

     Pinnas, Gerald, M.D., P.A., DBPP 11<F13>
         Shares of Common Stock   1,800     1,800        None        0

     Podhurst, Aaron Joint 11<F13>
         Shares of Common Stock   2,400     2,400        None        0

     Podhurst, Karen B. 11<F13>
         Shares of Common Stock   2,400     2,400        None        0

     Podhurst, Aaron and Dorothy,
         JTWRS 11<F13>
         Shares of Common Stock   5,000     5,000        None        0

     Pomerantz, Robert and Ellen 11<F13>
         Shares of Common Stock   5,400     5,400        None        0

     Porster, Maxwell and Billie Ada,
       JTWROS
         Shares of Common Stock   5,000     5,000        None        0

     R. Weil & Associates
         Shares of Common Stock 136,000   136,000        None        0

     RSL Family Partnership Limited
         Partnership 11<F13>
         Shares of Common Stock   5,400     5,400        None        0

     Rachlin, Bryan
         Shares of Common Stock   1,500     1,500        None        0

     Rachlin, Deborah
         Shares of Common Stock   1,500     1,500        None        0

     Rachlin, Herbert
         Shares of Common Stock   1,500     1,500        None        0

     Rachlin, James
         Shares of Common Stock     750       750        None        0

     Rachlin, Michael Jr.
         Shares of Common Stock   1,500     1,500        None        0

     Rachlin, Michael S.
         Shares of Common Stock   9,500     9,500        None        0

                                      35


     Rachlin, Thomas
         Shares of Common Stock     750       750        None        0

     Rachlin & Settleman, P.A., PSP 11<F13>
         Shares of Common Stock   2,100     2,100        None        0

     Reagan, Karen IRA 11<F13>
         Shares of Common Stock   3,000     3,000        None        0

     Roberson, Angie Suzanne 11<F13>
         Shares of Common Stock   2,000     2,000        None        0

     Rodriguez, Mario F. 11<F13>
     Shares of Common Stock       5,000     5,000        None        0
         $4.00 Warrants           4,000     4,000        None        0
         Shares of Common Stock   4,000     4,000        None        0
            Underlying Warrants

     Rosen, Jeffrey
         Shares of Common Stock  15,000    15,000        None        0

     Roth, Dennis R. and
       Elizabeth M., JTWROS
         Shares of Common Stock   2,700     2,700        None        0

     Royal Public Relations
         Shares of Common Stock   5,500     5,500        None        0

     Russin, David J. 11<F13>
       Pension Plan UAD 9-1-75
         Shares of Common Stock   5,000     5,000        None        0

     Sachs, John R. and
       Joann D., JT 11<F13>
         Shares of Common Stock   1,800     1,800        None        0

     Sadeghi, Mani 19<F21>
       and Amy11<F13>
         Shares of Common Stock  14,500    14,500        None        0

     Salsburg, Richard M.
         Shares of Common Stock  40,000    40,000        None        0

     Savoleo, Leonard
         Shares of Common Stock   4,000     4,000        None        0

     Schachter, Robert A., Trust,
       Diana E. Schachter, Trustee
         Shares of Common Stock  10,000    10,000        None        0

     Schellman, John C. 14<F16>
         Shares of Common Stock   8,000     8,000        None        0

     Schreiber, E. Trustee Justin 11<F13>
         Shares of Common Stock   1,500     1,500        None        0

     Schuler, J. IRA R/O 11<F13>
         Shares of Common Stock   4,000     4,000        None        0

     Segal, Mike IRA R/O 11<F13>
         Shares of Common Stock   1,800     1,800        None        0

     Selawry, Oleg and Helena, JT 11<F13>
         Shares of Common Stock   3,600     3,600        None        0

                                      36

     Selin, David IRA 11<F13>
         Shares of Common Stock   3,000     3,000        None        0

     Serfer, Carol C. 11<F13>
         Shares of Common Stock   1,600     1,600        None        0

     Serfer, Harry M.
         Shares of Common Stock   1,000     1,000       None         0

     Serfer, Harry IRA 11<F13>
         Shares of Common Stock   5,800     5,800        None        0

     Shapley, Harvey IRA 11<F13>
         Shares of Common Stock   5,000     5,000        None        0

     Shapiro, Roy D.
         Shares of Common Stock  25,000    25,000        None        0

     Shearson Lehman as IRA R/O 11<F13>
       Custodian, Hoffman, David S., M.D.
         Shares of Common Stock  10,000    10,000        None        0

     Sheeran, Douglas, Smith Barney
       as Rollover Custodian
         Shares of Common Stock  12,000    12,000        None        0

     Silver, Howard P. 20<F22>
         Shares of Common Stock  23,000    23,000        None        0

     Silver, Morris and Frances
         Shares of Common Stock  20,000    20,000        None        0

     Slade, Inc. 11<F13>
         Shares of Common Stock  19,000    19,000        None        0

     Smith Barney Shearson, Custodian for
       IRA of Roberson,
         Clive E., M.D. 11<F13>
         Shares of Common Stock  20,000    20,000        None        0

     Smith, Harry 11<F13>
         Shares of Common Stock   2,000     2,000        None        0

     Smith, Harry B. IRA ROLL 11<F13>
         Shares of Common Stock   1,600     1,600        None        0

     Smith, Jay Thomas
         Shares of Common Stock 132,000   132,000        None        0

     Smith, Samuel S. 11<F13>
         Shares of Common Stock   2,000     2,000        None        0

     Smith, Samuel S. IRA ROLL 11<F13>
         Shares of Common Stock   1,600     1,600        None        0

     Smith, Samuel S. and
       Susan E., JT 11<F13>
         Shares of Common Stock   5,400     5,400        None        0

     Sosin & Sklar (PC Emp)
       PSP 11<F13>
         Shares of Common Stock   6,000     6,000        None        0

     Sosin, P/S FBO 1721311<F13>
         Shares of Common Stock   4,900     4,900        None        0

                                      37

     Stancil, M. Lucretia 13<F15>
         Shares of Common Stock   5,000     5,000        None        0

     Stein, Eric
         Shares of Common Stock   1,000     1,000        None        0

     Strauss, Jean H., Trust
         Shares of Common Stock  18,529    18,529        None        0

     Suter, Thomas J.
         Shares of Common Stock   1,000     1,000        None        0

     Talesnick, Alan
         Shares of Common Stock   8,000     8,000        None        0

     Talesnick, Irvin
         Shares of Common Stock  10,000    10,000        None        0

     Tanihana, Jami H. and
         Tomita, Randy B.
         Community Property
         Shares of Common Stock   2,000     2,000        None        0

     Taxman, Richard A.
         Shares of Common Stock  30,000    30,000        None        0

     Tecce, Frederick D. 11<F13>
         Shares of Common Stock  30,000    30,000        None        0

     Tersillo, Lena
         Shares of Common Stock   2,000     2,000        None        0

     Thomas, Allen F.
         Shares of Common Stock  20,000    20,000        None        0

     Tredwell, Timothy C.
         Shares of Common Stock  10,000    10,000        None        0

     Trinity Star 11<F13>
         Shares of Common Stock  28,100    28,100        None        0

     Twin World
         Shares of Common Stock  10,000    10,000        None        0

     Ullman, Deborah M., Tr. for
         Deborah M. Ullman Trust  5,000     5,000        None        0

     Ullman, Peter, Tr. for
         Peter Ullman Trust       5,000     5,000        None        0

     Ullman, Richard S. and
         Joan, JTWROS
         Shares of Common Stock  10,000    10,000        None        0

     Uncle George, Inc. 21<F23>
         Shares of Common Stock  31,000     6,000      25,000        0

     Vision Assoc M/P Pen Agg 11<F13>
         Shares of Common Stock   3,200     3,200        None        0

     Weiner, Ronald G.
         Shares of Common Stock  20,000    20,000        None        0

                                      38

     Weinberg, Julie 11<F13>
         Shares of Common Stock   2,400     2,400        None        0

     Westport Investment Group 11<F13>
         Shares of Common Stock  10,900    10,900        None        0

     Whiteman, Mitchell S.
         Shares of Common Stock  10,000    10,000        None        0

     Zemmel-Robinson, Terry and Carol,
       JTWROS
         Shares of Common Stock  15,000    15,000        None        0



     11<F13>   Held in a discretionary account managed by Ganz Capital which has investment power but not voting power over these shares.
     12<F14>   Mr. Burd is a non-employee director of the Company.
     13<F15>   A former employee of the Company.
     14<F16>   An employee of the company. Consists of shares underlying options
     15<F17>   Formerly a consultant to the Company.
     16<F18>   Owned solely by a former non-employee/director of the Company.
     17<F19>   Mr.  Joyce is  a  director of  the Company  and  Chairman of  the
               Company's  recently established  oil analysis  subsidiary, United
               Testing Group, Inc.  Includes 170,000 shares underlying  options,
               100,000 of which are currently vested.
     18<F20>   See footnote 8 at page 24 of the Prospectus.
     19<F21>   A non-employee director of the Company.
     20<F22>   Mr. Silver  was formerly a non-employee director  of the Company.
               Includes 20,000 shares underlying vested options.
     21<F23>   Owned solely by an attorney employed by the Company's counsel.

                                      39


                  SECURITIES CONTAINED IN THE REGISTRATION STATEMENT
                        DECLARED EFFECTIVE ____________, 1995

                                                                 Percentage
                               Ownership Securities  Ownership     Owned
     Selling                   Prior to     Being      After       After
     Stockholder               Offering    Offered    Offering    Offering

     Bryan & Yen PSP 22<F24>
         Shares of Common Stock  10,000    10,000        None        0
         Underlying $1.00 Warrants

     Endonic Assn. Pension
         Shares of Common Stock   5,000     5,000        None        0
         Underlying $1.00 Warrants

     Horowitz, Judith
         Shares of Common Stock   6,000     6,000        None        0

     Kaplan, Larry I.
         Shares of Common Stock  20,000    20,000        None        0
         Underlying $1.00 Warrants

     Katims, Dr. and Weissman, Dr. 22<F24>
         Shares of Common Stock   4,000     4,000        None        0
         Underlying $1.00 Warrants

     MLH Holding Limited Partnership
         Share of Common Stock   20,000    20,000        None        0
         Underlying $1.00 Warrants

     Philadelphia Heart Pension
         Shares of Common Stock   1,500     1,500        None        0
         Underlying $1.00 Warrants

     Speilman, Scott R., IRA
         Shares of Common Stock   1,500     1,500        None        0




     22<F24> Held in a discretionary account managed by Ganz Capital which has investment power but not voting power over these shares.

                                      40



                                 PLAN OF DISTRIBUTION

          All of the Securities are offered for the respective accounts of the Selling Stockholders as listed in this Prospectus under "Selling Stockholders". The Company will receive none of the proceeds from the sale of the shares of common stock by the Selling Stockholders. However, the Company will receive a maximum of $467,500 in connection with the exercise of 339,500 options and 80,200 warrants, the underlying shares of which are covered by this Prospectus. Such proceeds will be used for general corporate purposes.

          The Company has been advised by the Selling Stockholders that the Securities may be offered and sold from time to time by or on behalf of the Selling Stockholders, in or through transactions or distributions (including crosses and block transactions) on the American Stock Exchange, or in the over-the-counter market at market prices prevailing at the time of sale, or at negotiated prices, and in connection therewith commissions may be paid to brokers. Brokers participating in such transactions may act as agents for the Selling Stockholders. The Selling Stockholders, and any brokers participating in this offering may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them may be deemed to be underwriting compensation.

                                      41


                                    LEGAL MATTERS

          The legality of the securities to be offered hereby will be passed upon for the Company by Cohen, Chernay, Norris, Weinberger & Harris, 712 U.S. Highway One, Fourth Floor, North Palm Beach, Florida 33408-7146. Attorneys employed by that law firm are the beneficial owners of 36,000 shares of common stock, 6,000 shares of which may be offered for sale pursuant to this Prospectus.

                                      42


                                       EXPERTS

          The financial statements and schedules of Top Source Technologies, Inc. incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

          The financial statements of Spectro/Metrics, Inc. incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Williams, Cook & Reed, P.C., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                                      43

     ==============================              ===============================

          No dealer, salesperson or
     other  person has  been autho-              TOP SOURCE TECHNOLOGIES, INC.
     rized to  give any information
     or to make any representations
     other than  those contained in                     1,916,032 Shares
     this Prospectus, and, if given
     or  made, such  information or
     representations  must  not  be                          of
     relied upon as having been au-
     thorized by the Company or any                      Common Stock
     of  the Selling  Stockholders.
     This Prospectus  does not con-                           and
     stitute an offer  to sell or a
     solicitation  of  an offer  to                    20,200 Warrents
     buy  any  security other  than
     the securities offered by this
     Prospectus,  or  an  offer  to
     sell or a  solicitation of  an
     offer to buy any securities by                   ----------------------
     any person in any jurisdiction
     in which such offer  or solic-                         Prospectus
     itation  would   be  unlawful.
     Neither  the delivery  of this                   ----------------------
     Prospectus  nor any  sale made
     hereunder  shall,   under  any
     circumstances, imply  that the
     information in this Prospectus                     ____________,1995
     is correct as of any time sub-
     sequent  to  the date  of this
     Prospectus.



           ---------------------

           TABLE OF CONTENTS

                              Page

     Available information......3

     Documents incorporated by
      Reference..................5

     Risk Factors................8

     Recent Developments.........22

     Selling Stockholders........24

     Plan of Distribution........41

     Legal Matters...............42

     Experts.....................43




     ==============================              ==============================





                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS


     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates except the Commission registration fee. Such expenses will be paid by the Company. None of these expenses will be paid by the Selling Stockholders.

         Registration fee  . . . . . . . . . . . . . . .$    158.28
         Printing expenses . . . . . . . . . . . . . . .$    100.00
         Accounting fees and expenses  . . . . . . . . .$ 15,000.00
         Legal fees and expenses (other than Blue Sky) .$ 17,500.00
         Blue Sky fees and expenses  . . . . . . . . . .$    -0-
         Miscellaneous . . . . . . . . . . . . . . . . .$    741.72
                                                        -----------
         Total  . . . . . . . . . . . . . . . . .       $ 33,500.00
                                                        ===========

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company's certificate of incorporation provides that the Company shall indemnify its current and former officers and directors against expenses reasonably incurred by or imposed upon them in connection with or arising out of any action, suit or proceeding in which they may be involved or to which they may be made parties by reason of their being or having been a director or officer of the Company, or at its request, of any other corporation which it is a stockholder or creditor and from which such officers and directors are not entitled to be indemnified by (whether or not they continue to be directors or officers at the time of imposing or incurring such expense), except in respect of matters as to which they shall be finally adjudged in such action, suit or proceeding liable for
     negligence or misconduct.   In the event of

                                     II-1


     settlement of any such action, suit or proceeding, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by counsel that the persons to be indemnified did not commit a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which such persons may be entitled.

          In addition, the Company has entered into indemnification agreements with its executive officers and directors. These agreements provide that the Company shall indemnify its executive officers and directors, if by reason of their corporate status, they are or are threatened to be made parties to any third-party proceedings, to the fullest extent provided by Delaware law. The agreements provide for indemnification against expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by them or on their behalf in connection with such proceeding or any claim, issue or matter therein if (i) they acted in good faith; (ii) they reasonably believed in the case of conduct in their official capacity with the Company that their conduct was in the Company's best interests or in all other cases, that their conduct was at least not opposed to the Company's best interests; (iii) with respect to any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful; and (iv) with respect to an employee benefit plan they reasonably believed their conduct to be in the best interests of the participants
     and/or  beneficiaries  of the  plan.   The indemnification  agreements

                                     II-2


     also provide indemnification in direct and derivative actions provided such officers or directors acted in good faith and in a manner they reasonably believed to be not opposed to the best interests of the Company. Such officers or directors are not entitled to indemnification in connection with any proceeding charging improper personal benefits to such officers or directors, whether or not involving action in their official capacity, in which they were judged liable on the basis that personal benefit was improperly received by them.

          INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURI-TIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS
          CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

     ITEM 16.  EXHIBITS.

     4.     Form of Common Stock Certificate*<F25>

     5.     Opinion of Cohen, Chernay, Norris, Weinberger & Harris *******<F26>

     24.    Consent of Arthur Andersen LLP

     24.1   Consent of Williams, Cook & Reed, P.C.

     24.2   Consent of Cohen, Chernay, Norris, Weinberger & Harris**<F32>

     28.    Employment Agreement of T.A. Cox***<F27>

     28.1   Employment Agreement of Stuart Landow*****<F29>

     28.2   First Amendment to  Stock Purchase Agreement between  Top    Source,
            Inc., Carlton  S. Joyce and  Patricia P. Joyce and    United Testing
            Group, Inc.****<F28>

     28.3   Employment Agreement of Carlton S. Joyce****<F27>

     28.4   Form of Employment Agreement of W. Earl Somerville*****<F30>

     28.5   First Amendment to Employment Agreement of Carlton S.
            Joyce******<F31>

     28.6 Loan Agreement dated November 22, 1994 between Top Source Technolo-gies, Inc. and On-Site Analysis, Inc. and First Union National Bank of Florida*******<F32>

                                     II-3


     28.7 Loan Agreement dated April 13, 1995 between Top Source Technologies, Inc. and On-Site Analysis, Inc. and First Union National Bank of Florida*******<F32>

     28.8 Lease Agreement dated February 10, 1995 for Michigan facility. *******<F32>

 *<F25>     Contained in the Registration Statement on Form 8-A filed  March 12,
            1992.

 **<F26>    Contained in Opinion of Cohen, Chernay, Norris, Weinberger & Harris.

 ***<F27> Contained in the Registration Statement on Form S-3 filed on August 31,1993.

 ****<F28>  Contained in Exhibit 2.4  of Form 8-K/A No. 3 filed on  November 16,
            1993.

 *****<F29> Contained in Amendment  No. 1 to the Registration Statement  on Form
            S-3 filed on November 16, 1993.

 ******<F30> Contained in Amendment No. 3 to the Registration Statement  on Form
             S-3 filed on January 11, 1994.

 *******<F31>Contained in Amendment No. 1 to the Registration Statement on Form
             S-3 filed on May 4, 1995.


     ITEM 17.  UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include  any Prospectus  required by section  10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  Prospectus any  facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                   II-4

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amend-ment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securi-ties Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall

                                     II-5


               be  deemed to be a new  registration
               statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forego-ing provisions (see Item 15 above), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Regis-trant in the successful defense of any action, suit or proceed-
               ing) is asserted by such director, officer or controlling person in connection with the securities being registered, the Regis-trant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica-tion by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                         II-6

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on this 30th day of May,1995.

                                        TOP SOURCE TECHNOLOGIES, INC.



                                        By:  /s/ Stuart Landow
                                           Stuart Landow, President
                                           (Chief Executive Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

     Name                  Title                       Date



     /s/Stuart Landow      Director                        May 30, 1995
     Stuart Landow



     /s/Christer Rosen     Director                        May 30, 1995
     Christer Rosen



     /s/James P. Samuels   Vice President of Finance,      May 30, 1995
     James P. Samuels      Treasurer and Director
                           (Principal Financial Officer)



     /s/W.E.Somerville     Controller,                     May 30, 1995
     W. E. Somerville      (Principal Accounting Officer)



     /s/Ronald P.Burd      Director                        May 30, 1995
     Ronald P. Burd

                                     II-7



     Name                  Title                       Date


     /s/Carlton S. Joyce   Director                        May 30, 1995
     Carlton S. Joyce


     /s/Arthur S. Kirsch  Director                        May 30, 1995
     Arthur S. Kirsch


     /s/Clinton D. Lauer   Director                        May 30, 1995
     Clinton D. Lauer


     /s/Paul F. Moore      Director                        May 30, 1995
     Paul F. Moore


     /s/Mani A. Sadeghi    Director                        May 30, 1995
     Mani A. Sadeghi

                                     II-8




                                    EXHIBIT INDEX


     EXHIBIT NO.

     4.   Form of Common Stock Certificate*<F32>

     5.   Opinion of Cohen, Chernay, Norris, Weinberger & Harris*******<F38>

     24.  Consent of Arthur Andersen LLP

     24.1 Consent of Williams, Cook & Reed, P.C.

     24.2 Consent of Cohen, Chernay, Norris, Weinberger & Harris**<F33>

     28.  Employment Agreement of T.A. Cox***<F34>

     28.1 Employment Agreement of Stuart Landow*****<F36>

     28.2 First Amendment to Stock Purchase Agreement between Top Source, Inc., Carlton S. Joyce and Patricia P. Joyce and United Testing Group, Inc.****<F35>

     28.3 Employment Agreement of Carlton S. Joyce****<F35>

     28.4 Form of Employment Agreement of W. Earl Somerville*****<F36>

     28.5 First Amendment to Employment Agreement of Carlton S. Joyce******<F37>

     28.6 Loan Agreement dated November 22, 1994 between Top Source Technolo-gies, Inc. and On-Site Analysis, Inc. and First Union National Bank of Florida*******<F38>

     28.7 Loan Agreement dated April 13, 1995 between Top Source Technologies, Inc. and On-Site Analysis, Inc. and First Union National Bank of Florida*******<F38>

     28.8 Lease Agreement dated February 10, 1995 for Michigan facility. *******<F38>
     *<F32> Contained in the Registration Statement on Form 8-A filed March 12, 1992.

     **<F33>      Contained in Opinion of Cohen, Chernay, Norris, Weinberger &
                  Harris.

     ***<F34> Contained in the Registration Statement on Form S-3 filed on August 31, 1993.

     ****<F35>    Contained in  Exhibit 2.4 of Form  8-K/A No. 3 filed  on
                  November 16, 1993.

     *****<F36>   Contained in Amendment No. 1 to the Registration Statement on
                  Form S-3 filed on November 16, 1993.

     ******<F37>  Contained in Amendment No. 3 to the Registration Statement on
                  Form S-3 filed on January 11, 1994.

     *******<F38> Contained in Amendment No. 1 to the Registration Statement on
                  Form S-3 filed on May 4,1995.


                                     II-10

                                   EXHIBIT 5



                                                       Registration No. 33-89590






                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549






                                       EXHIBITS


                                      FILED WITH



                                   AMENDMENT NO. 2
                                          TO
                                       FORM S-3
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933







                            TOP SOURCE TECHNOLOGIES, INC.
                    (Name of Small Business Issuer in Its Charter)